Exhibit 99.1

VOTING AGREEMENT

This VOTING AGREEMENT is dated as of April 12, 2011 (this “Agreement”), and is among SILGAN HOLDINGS INC., a Delaware corporation (“Parent”), BLACKSTONE CAPITAL PARTNERS III MERCHANT BANKING FUND L.P., a Delaware limited partnership, BLACKSTONE OFFSHORE CAPITAL PARTNERS III L.P., a Delaware limited partnership, and BLACKSTONE FAMILY INVESTMENT PARTNERSHIP III L.P., a Cayman Islands limited partnership (each of Blackstone Capital Partners III Merchant Banking Fund L.P., Blackstone Offshore Capital Partners III L.P. and Blackstone Family Investment Partnership III L.P., a “Stockholder” and collectively, the “Stockholders”).

RECITALS:

WHEREAS, concurrently with the execution of this Agreement, Parent and Graham Packaging Company Inc. (the “Company”) are entering into an Agreement and Plan of Merger, dated as of the date hereof (as amended, supplemented, restated or otherwise modified from time to time, the “Merger Agreement”), pursuant to which, among other things, the Company will merge with and into Parent (the “Merger”) and each outstanding share of the common stock, par value $0.01 per share, of the Company (the “Common Stock”) (but excluding shares to be canceled or converted in accordance with the Merger Agreement and any Dissenting Shares) will be converted into the right to receive the Merger Consideration specified therein;

WHEREAS, as of the date hereof, each Stockholder is the record and beneficial owner of the number of shares of Common Stock set forth opposite such Stockholder’s name on Schedule I hereto (the “Existing Shares” and, collectively, with any shares of Common Stock subsequently acquired, whether pursuant to purchase or otherwise and including any shares of Common Stock that such Stockholder has the right to vote or share in the voting of, the “Covered Shares”); and

WHEREAS, as a condition and inducement to Parent entering into the Merger Agreement, Parent has required that the Stockholders agree, and each Stockholder has agreed, to enter into this Agreement;

NOW THEREFORE, in consideration of the foregoing and the mutual representations, warranties, covenants and agreements herein contained, and intending to be legally bound hereby, the parties hereto agree as follows:

ARTICLE I

DEFINED TERMS

1.1. Defined Terms. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed thereto in the Merger Agreement.

1.2. Other Definitions. For purposes of this Agreement:

(a) “beneficial ownership” by a Person of any securities means ownership, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, where such Person has or shares with another Person (i) voting power which includes the power to vote, or to direct the voting of, such security; and/or (ii) investment power which includes the power to dispose, or to direct the disposition, of such security; and shall otherwise be interpreted in accordance with the term “beneficial ownership” as defined in Rule 13d-3 adopted by the SEC under the Exchange Act; provided that for purposes of determining beneficial ownership, a Person shall be deemed to be the Beneficial Owner of any securities which may be acquired by such Person pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise (irrespective of whether the right to acquire such securities is exercisable immediately or only after the passage of time, including the passage of time in excess of 60 days, the satisfaction of any conditions, the occurrence of any event or any combination of the foregoing). The terms “beneficially own” and “beneficially owned” shall have a correlative meaning.

(b) “Permitted Transfer” means a Transfer of Covered Shares by a Stockholder to any Affiliate if the transferee of such Covered Shares evidences in a writing reasonably satisfactory to Parent such transferee’s agreement to be bound by and subject to the terms and provisions hereof to the same effect as such transferring Stockholder. Notwithstanding anything in the foregoing to the contrary, each of the Stockholders may from time to time Transfer among and between themselves any of the Covered Shares and each such Transfer shall be deemed a Permitted Transfer (it being understood that any Covered Shares so Transferred shall continue to constitute Covered Shares under this Agreement).

(c) “Person” means an individual, corporation, partnership, limited liability company, joint venture, association, trust, unincorporated organization or other entity or a Governmental Entity.

(d) “Transfer” means, directly or indirectly, to sell, transfer, assign, pledge, hypothecate, encumber or dispose of, or to enter into any contract, option or other arrangement or understanding with respect to the voting of or sale, transfer, assignment, pledge, hypothecation, encumbrance or disposition (it being understood that no Transfer shall be deemed to be made by a Stockholder as a result of transfers of limited partnership interests in such Stockholder).

(e) “Voting Period” means the period from and including the date of this Agreement through and including the date on which the Company Stockholder Approval is obtained.

ARTICLE II

VOTING

2.1. Agreement to Vote. Each Stockholder hereby agrees that, during the term of this Agreement, at the Company Stockholders’ Meeting and at any other meeting of the stockholders of the Company, however called, including any adjournment or postponement thereof, the Stockholder shall, in each case to the fullest extent that the Covered Shares are entitled to vote thereon, or in any other circumstance in which the vote, consent or other approval of the stockholders of the Company is sought, (a) appear at each such meeting or otherwise cause the Covered Shares beneficially owned by the Stockholder as of the applicable record date to be counted as present thereat for purposes of calculating a quorum; and (b) vote (or cause to be voted), in person or by proxy, all of such Stockholder’s Covered Shares over which such Stockholder has voting power as of the applicable record date:

(i) in favor of the adoption of the Merger Agreement and any other actions related thereto submitted to a stockholder vote pursuant to the Merger Agreement or in furtherance of the Merger;

(ii) against any action or agreement that would result in a breach of any covenant, representation or warranty or any other obligation or agreement of the Company contained in the Merger Agreement, or of any Stockholder contained in this Agreement;

(iii) against any Takeover Proposal; and

(iv) against any other action, agreement or transaction involving the Company that would reasonably be expected to impede, interfere with, delay, postpone, discourage, frustrate the purpose of or adversely affect the Merger or the other transactions contemplated by the Merger Agreement or this Agreement or the performance by the Company of its obligations under the Merger Agreement or by any Stockholder of its obligations under this Agreement.

2.2. No Inconsistent Agreements. Each Stockholder hereby, jointly and severally, represents, covenants and agrees that, except for this Agreement, no Stockholder (a) has entered into, or shall enter into at any time while this Agreement remains in effect, any voting agreement, voting trust or similar arrangement with respect to any Covered Shares, or (b) has granted or shall grant at any time while this Agreement remains in effect, a proxy, consent or power of attorney with respect to any Covered Shares (other than as contemplated by Section 2.1).

ARTICLE III

REPRESENTATIONS AND WARRANTIES

3.1. Representations and Warranties of the Stockholders. Each Stockholder, jointly and severally as to itself and each other Stockholder, hereby represents and warrants to Parent as follows:

(a) Authorization; Validity of Agreement; Necessary Action. The Stockholder has the requisite power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery by the Stockholder of this Agreement and the performance by it of its obligations hereunder and the consummation by it of the transactions contemplated hereby have been duly and validly authorized by the Stockholder and no other actions or proceedings on the part of the Stockholder or any stockholder or equity holder thereof or any other Person are necessary to authorize the execution and delivery by it of this Agreement, the performance by it of its obligations hereunder or the consummation by it of the transactions contemplated by this Agreement. This Agreement has been duly executed and delivered by the Stockholder and, assuming this Agreement constitutes a valid and binding obligation of Parent, constitutes a legal, valid and binding obligation of the Stockholder, enforceable against it in accordance with its terms, subject to the Bankruptcy and Equity Exception.

(b) Ownership. The Stockholder’s Existing Shares are, and all of the Covered Shares of the Stockholder will be through the last day of the Voting Period except to the extent any such Covered Shares are Transferred after the date hereof pursuant to a Permitted Transfer, owned beneficially and of record by the Stockholder. The Stockholder has good and marketable title to the Stockholder’s Existing Shares, free and clear of any Liens other than those imposed by applicable securities laws. As of the date hereof, the Stockholder’s Existing Shares constitute all of the shares of Common Stock beneficially owned or owned of record by the Stockholder. Except as set forth on Schedule 2 hereto, the Stockholder has, and will have through the last day of the Voting Period, the sole voting power (including the right to control such vote as contemplated herein), sole power of disposition, sole power to issue instructions with respect to the matters set forth in Article II hereof, and sole power to agree to all of the matters set forth in this Agreement, in each case with respect to all of the Stockholder’s Covered Shares.

(c) No Violation. The execution and delivery of this Agreement by the Stockholder does not, and the performance by the Stockholder of its obligations under this Agreement will not, (i) conflict with or violate any law, ordinance or regulation of any Governmental Entity applicable to the Stockholder or by which any of its assets or properties is bound, or (ii) conflict with, result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of any Lien on the properties or assets of the Stockholder pursuant to, any Contract to which the Stockholder is a party or by which the Stockholder or any of its assets or properties is bound, except for any of the foregoing as could not reasonably be expected, either individually or in the aggregate, to impair the ability of the Stockholder to perform its obligations hereunder or to consummate the transactions contemplated hereby on a timely basis.

(d) No Consent. The execution and delivery of this Agreement by the Stockholder does not, and the performance by it of its obligations under this Agreement and the consummation by it of the transactions contemplated by this Agreement will not, require the Stockholder to obtain any consent, approval, authorization or permit of any Governmental Entity.

3.2. Representations and Warranties of Parent. Parent hereby represents and warrants to the Stockholders as follows:

(a) Authorization; Validity of Agreement; Necessary Action. Parent has the requisite capacity and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by Parent and, assuming this Agreement constitutes a valid and binding obligation of the other parties hereto, constitutes a legal, valid and binding obligation of Parent, enforceable against it in accordance with its terms, subject to the Bankruptcy and Equity Exception.

(b) No Violation. The execution and delivery of this Agreement by Parent does not, and the performance by Parent of its obligations under this Agreement will not, (i) conflict with or violate any law, ordinance or regulation of any Governmental Entity applicable to Parent or by which any of its assets or properties is bound, or (ii) conflict with, result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of any Lien on the properties or assets of Parent pursuant to, any Contract to which Parent is a party or by which Parent or any of its assets or properties is bound, except for any of the foregoing as could not reasonably be expected, either individually or in the aggregate, to impair the ability of Parent to perform its obligations hereunder or to consummate the transactions contemplated hereby on a timely basis.

(c) No Consent. The execution and delivery of this Agreement by Parent does not, and the performance by it of its obligations under this Agreement and the consummation by it of the transactions contemplated by this Agreement will not, require Parent to obtain any consent, approval, authorization or permit of any Governmental Entity.

ARTICLE IV

OTHER COVENANTS

4.1. Prohibition on Transfers, Other Actions. Each Stockholder hereby agrees not to: (i) during the Voting Period, offer to Transfer, Transfer or consent to Transfer any of the Covered Shares or any voting interest therein, unless such Transfer is a Permitted Transfer; (ii) enter into any agreement, arrangement or understanding with any Person, or take any other action, that violates or conflicts with the Stockholder’s covenants and obligations under this Agreement; or (iii) take any action that would restrict the Stockholder’s legal power, authority and right to comply with and perform its covenants and obligations under this Agreement or make any of its representations or warranties contained in this Agreement untrue or incorrect.

4.2. Stock Dividends, etc. In the event of a stock split, stock dividend or distribution, or any change in the Common Stock by reason of any split-up, reverse stock split, recapitalization, combination, reclassification, exchange of shares or the like, the terms “Existing Shares” and “Covered Shares” shall be deemed to refer to and include such shares as well as all such stock dividends and distributions and any securities into which or for which any or all of such shares may be changed or exchanged or which are received in such transaction.

4.3. Agreements with Stockholders. At the Closing, Parent shall pay an “Early Termination Payment” (as defined in the Existing Stockholders ITR Agreement) in the amount of $188.5 million, in respect of the Existing Stockholders ITR Agreement, and each Stockholder hereby acknowledges and agrees that such amount constitutes all amounts owed to the Stockholders under the Existing Stockholders ITR Agreement and such payment at the Closing will satisfy all obligations to the Stockholders thereunder.

4.4. Waiver of Dissenters’ Rights. Each Stockholder hereby irrevocably and unconditionally waives, and agrees not to exercise, asset or perfect, any rights of dissent and appraisal under Section 262 of the DGCL to the extent such Stockholder is entitled to such rights under such Section 262.

4.5. Non-Solicitation. Each Stockholder hereby agrees that neither it nor any of its Subsidiaries nor any of its and their respective managers or officers shall, and each Stockholder shall direct and use its reasonable best efforts to cause its Affiliates and its and its Subsidiaries’ other Representatives not to, directly or indirectly through another person, (i) solicit, initiate or knowingly encourage, or knowingly facilitate any Takeover Proposal or the making or consummation thereof or (ii) other than to inform any person of the existence of the provisions contained in Section 4.02 of the Merger Agreement, enter into, continue or otherwise participate in any discussions or negotiations regarding, or furnish to any person any information in connection with, or enter into any agreement, understanding or arrangement with respect to, any Takeover Proposal; provided, however, that notwithstanding the foregoing, each Stockholder may, and may authorize and permit any of its Affiliates or Representatives to, take any actions to the extent the Company is permitted to take such actions under Section 4.02 of the Merger Agreement. Each Stockholder shall immediately cease and cause to be terminated all existing activities, discussions or negotiations with any Person conducted heretofore with respect to any Takeover Proposal.

ARTICLE V

MISCELLANEOUS

5.1. Termination. This Agreement shall remain in effect until the earliest to occur of: (a) the Effective Time; (b) the termination of the Merger Agreement in accordance with its terms; (c) the date on which the Board of Directors of the Company (upon the recommendation of the Special Committee) or the Special Committee makes a Company Adverse Recommendation Change; (d) the making of any change, by amendment, waiver, or other modification, by any party, to any provision of the Merger Agreement that reduces or changes the form of consideration payable pursuant to the Merger Agreement, that reduces the amount payable pursuant to Section 5.15(b) of the Merger Agreement or that otherwise adversely affects the Stockholders in any material respect, in each case in this clause (d) without the prior written consent of the Stockholders; and (e) the Outside Date; provided that the provisions of Section 4.3 and this Article V shall survive any termination of this Agreement.

5.2. No Ownership Interest. Nothing contained in this Agreement shall be deemed to vest in Parent any direct or indirect ownership or incidence of ownership of or with respect to any Covered Shares. All rights, ownership and economic benefits of and relating to the Covered Shares shall remain vested in and belong to the Stockholders, and Parent shall have no authority to direct the Stockholders in the voting or disposition of any of the Covered Shares, except as otherwise provided herein.

5.3. Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, telecopied (upon telephonic confirmation of receipt), on the first Business Day following the date of dispatch if delivered by a recognized next day courier service or on the third Business Day following the date of mailing if delivered by registered or certified mail, return receipt requested, post prepaid. All notices hereunder shall be delivered as set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice:

(a)	if to Parent to:

Silgan Holdings Inc.

4 Landmark Square

Suite 400

Stamford, CT 06901

Fax: (203) 975-4598

Attention: Frank W. Hogan, III

with a copy to:

Bryan Cave LLP

1290 Avenue of the Americas

New York, NY 10104

Fax: (212) 541-1431

Attention: Robert J. Rawn

(b)	if to the Stockholders, to:

Blackstone Capital Partners III Merchant Banking Fund L.P.

c/o Blackstone Management Associates III L.L.C.

345 Park Avenue

New York, New York 10154

Fax: (212) 583-5722

Attention: Chinh Chu

with a copy to:

Simpson Thacher & Bartlett LLP

425 Lexington Avenue

New York, New York 10017-3954

Fax: (212) 455-2502

Attention: Wilson S. Neely

5.4. Interpretation. The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and section references are to this Agreement unless otherwise specified. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. This Agreement is the product of negotiation by the parties having the assistance of counsel and other advisers. It is the intention of the parties that this Agreement not be construed more strictly with regard to one party than with regard to the others.

5.5. Counterparts. This Agreement may be executed by facsimile or other image scan transmission and in counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

5.6. Entire Agreement. This Agreement and, to the extent referenced herein, the Merger Agreement, together with the several agreements and other documents and instruments referred to herein or therein or annexed hereto or thereto, embody the complete agreement and understanding among the parties hereto with respect to the subject matter hereof and supersede and preempt any prior understandings, agreements or representations by or among the parties, written and oral, that may have related to the subject matter hereof in any way.

5.7. Governing Law; Consent to Jurisdiction; Waiver of Jury Trial.

(a) This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof. In addition, each of the parties hereto (i) consents to submit itself, and hereby submits itself, to the personal jurisdiction of the Court of Chancery of the State of Delaware and the courts of the United States of America located in the State of New York in the event any dispute arises out of this Agreement or the transactions contemplated by this Agreement, (ii) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, and agrees not to plead or claim any objection to the laying of venue in any such court or that any judicial proceeding in any such court has been brought in an inconvenient forum, and (iii) agrees that it will not bring any action relating to this Agreement or the transactions contemplated by this Agreement in any court other than the Court of Chancery of the State of Delaware or a court of the United States of America located in the State of New York.

(b) Each party hereto hereby waives, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in respect of any suit, action or other proceeding arising out of this Agreement or the transactions contemplated hereby. Each party hereto (i) certifies that no representative, agent or attorney of any other party has represented, expressly or otherwise, that such party would not, in the event of any action, suit or proceeding, seek to enforce the foregoing waiver and (ii) acknowledges that it and the other parties hereto have been induced to enter into this Agreement, by, among other things, the mutual waiver and certifications in this Section 5.7.

5.8. Amendment; Waiver. This Agreement may not be amended except by an instrument in writing signed by Parent and the Stockholders. Each party may waive any right of such party hereunder by an instrument in writing signed by such party and delivered to Parent and the Stockholders. Notwithstanding anything in the foregoing to the contrary, Section 4.3 may not be amended except by an instrument signed by Parent, the Stockholders and the Company (acting on the recommendation of the Special Committee), and the Company shall be a third party beneficiary hereof with respect to any such amendment to Section 4.3.

5.9. Remedies.

(a) In the event that any covenant or agreement in this Agreement is not performed in accordance with its terms, each party hereto agrees that, the non-breaching party will have the right to an injunction, temporary restraining order, specific performance or other equitable relief in any court of competent jurisdiction enjoining any such breach and enforcing specifically the terms and provisions hereof. Each party hereto agrees not to oppose the granting of such relief in the event a court determines that such a breach has occurred, and to waive any requirement for the securing or posting of any bond in connection with such remedy. Notwithstanding anything in this Agreement to the contrary, such remedies as provided herein shall be the exclusive remedies of the parties hereto, and each party hereto waives all other remedies, including monetary remedies, with respect to any breaches of the terms hereof.

(b) All rights, powers and remedies provided under this Agreement or otherwise available in respect hereof at law or in equity shall be cumulative and not alternative, and the exercise or beginning of the exercise of any thereof by any party shall not preclude the simultaneous or later exercise of any other such right, power or remedy by such party.

5.10. Severability. Any term or provision of this Agreement which is determined by a court of competent jurisdiction to be invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction, and if any provision of this Agreement is determined to be so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable, in all cases so long as neither the economic nor legal substance of the transactions contemplated hereby is affected in any manner adverse to any party or its stockholders. Upon any such determination, the parties shall negotiate in good faith in an effort to agree upon a suitable and equitable substitute provision to effect the original intent of the parties as closely as possible and to the end that the transactions contemplated hereby shall be fulfilled to the maximum extent possible.

5.11. Successors and Assigns; Third Party Beneficiaries. Except in connection with a Permitted Transfer as provided herein, neither this Agreement nor any of the rights or obligations of any party under this Agreement shall be assigned, in whole or in part, by any party without the prior written consent of the other parties hereto. Subject to the foregoing, this Agreement shall bind and inure to the benefit of and be enforceable by the parties hereto and their respective successors and permitted assigns. Nothing in this Agreement, express or implied, is intended to confer on any Person other than the parties hereto or their respective successors and permitted assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement; provided that (i) the Company shall be a third party beneficiary (a) to the extent set forth in Section 5.8 and (b) with respect to the provisions of Section 4.5 and, in each of clause (a) and (b), entitled to enforce the terms thereof and (ii) each Non-Recourse Party shall be a third party beneficiary with respect to the provisions of Section 5.15 and entitled to enforce the terms thereof.

5.12. Capacity as a Stockholder. Each Stockholder makes its agreements and understandings herein solely in its capacity as the record holder and beneficial owner of the Covered Shares. Notwithstanding anything to the contrary herein, nothing herein shall limit or affect any actions taken by the Stockholders or their Representatives and Affiliates or any other Person solely in their capacity as directors or officers of the Company, and none of such actions taken shall be deemed to constitute a breach of this Agreement by the Stockholder.

5.13. Joint and Several Liability. The Stockholders hereby agree that all representations, warranties, covenants, agreements, liabilities and obligations under this Agreement are joint and several to the Stockholders, and each Stockholder will be liable to the fullest extent provided for in this Agreement for any breach, default, liability or other obligation of each of the other Stockholders.

5.14. Fees and Expenses. Each party hereto shall pay its own fees and expenses (including those of its counsel and other advisors) incurred in connection with this Agreement.

5.15. No Recourse. This Agreement may only be enforced against, and any claims or causes of action that may be based upon, arise out of or relate to this Agreement, or the negotiation, execution or performance of this Agreement may only be made against the entities that are expressly identified as parties hereto (and in the case of the Stockholders, each of their general partners) and no former, current or future equity holders, controlling persons, directors, officers, employees, agents or Affiliates of any party hereto or any former, current or future stockholder, controlling person, director, officer, employee, general or limited partner, member, manager, agent or Affiliate of any of the foregoing (each, a “Non-Recourse Party“) shall have any liability for any obligations or liabilities of the parties to this Agreement or for any claim (whether in tort, contract or otherwise) based on, in respect of, or by reason of, the transactions contemplated hereby or in respect of any representations made or alleged to be made in connection herewith. Without limiting the rights of any party against the other parties hereto, in no event shall any party or any of its Affiliates seek to enforce this Agreement against, make any claims for breach of this Agreement against, or seek to recover monetary damages from, any Non-Recourse Party.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed (where applicable, by their respective officers or other authorized Person thereunto duly authorized) as of the date first written above.

SILGAN HOLDINGS INC.

By:	/s/ Anthony J. Allott
	Name:	Anthony J. Allott
	Title:	President and Chief Executive Officer

BLACKSTONE CAPITAL PARTNERS III MERCHANT BANKING FUND L.P.

By:	BLACKSTONE MANAGEMENT ASSOCIATES III L.L.C., its general partner

By:	/s/ Chinh E. Chu
	Name:	Chinh E. Chu
	Title:	Senior Managing Director

BLACKSTONE OFFSHORE CAPITAL PARTNERS III L.P.

By:	BLACKSTONE MANAGEMENT ASSOCIATES III L.L.C., its general partner

By:	/s/ Chinh E. Chu
	Name:	Chinh E. Chu
	Title:	Senior Managing Director

BLACKSTONE FAMILY INVESTMENT PARTNERSHIP III L.P.

By:	BLACKSTONE MANAGEMENT ASSOCIATES III L.L.C., its general partner

By:	/s/ Chinh E. Chu
	Name:	Chinh E. Chu
	Title:	Senior Managing Director

Schedule 1

STOCKHOLDER INFORMATION

Name	Existing Shares

Blackstone Capital Partners III Merchant Banking Fund L.P.	32,149,860 shares of Common Stock

Blackstone Offshore Capital Partners III L.P.	5,727,916 shares of Common Stock

Blackstone Family Investment Partnership III L.P.	2,417,731 shares of Common Stock

Total:	40,295,507 shares of Common Stock

Schedule 2

BENEFICIAL OWNERSHIP

Blackstone Management Associates III L.L.C., as the general partner of each of the Stockholders (the “GP”), and Mr. Stephen A. Schwarzman, as a founding member of the GP, may be deemed to be the beneficial owner of the 40,295,507 shares of Common Stock held by the Stockholders.